UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington , D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2010 (January 11, 2010)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive , Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On January 11, 2010, Advanced Voice Recognition Systems, Inc., a Nevada corporation (the “Company”), terminated the Purchase Agreement (the “Purchase Agreement”) dated September 24, 2008 with Lion Share Capital LLC, a Kansas limited liability company (“Lion Share”).  A copy of the Purchase Agreement was filed as Exhibit 10.1 to our Current Report on Form 8-K that was filed with the SEC on October 1, 2008.

Pursuant to the Purchase Agreement, Lion Share made a promissory note to the Company in the principal amount of $5,000,000 (the “Promissory Note”) to purchase 16,000,000 shares of the Company’s common stock. Lion Share was required to repay the principal amount of the Promissory Note, together with all interest thereon in three installments.  Lion Share pledged these shares of common stock (the “Collateral”) to secure Lion Share’s satisfaction of its obligations under the Promissory Note.

No payments were made by Lion Share, and the Promissory Note is in default.  On December 10, 2009, the Company delivered a notice of Event of Default to Lion Share.  On December 18, 2009, the Company delivered a notice of acceleration and an unconditional proposal for strict foreclosure of the Collateral to Lion Share.

On January 11, 2010, the Company foreclosed on the Collateral and cancelled the Promissory Note.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: January 15, 2010	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer